Exhibit 5.3

CONSENT OF EXPERT

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland & Labrador)

United States Securities and Exchange Commission

Re:        Endeavour Silver Corp. (the “Company”)

Reference is made to the Company’s Short Form Base Shelf Prospectus dated June 16, 2023 (the “Prospectus”) and the Company’s Registration Statement on Form F-10 dated the same date which contains, in part, the Prospectus (the “Registration Statement”).

Reference is also made to the following technical reports prepared by the undersigned for the Company (the “Technical Reports”) which is indirectly incorporated by reference in the Prospectus and the Registration Statement:

•	NI 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the Bolañitos Project, Guanajuato State, Mexico with an effective date of November 9, 2022, and dated December 14, 2022; and

•	NI 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the Guanaceví Project, Durango State, Mexico with an effective date of November 5, 2022, and dated December 14, 2022.

The undersigned hereby consents to:

(a)	being named directly or indirectly in the Prospectus and the Registration Statement; and

(b)	the use of the Technical Reports and to extracts from or a summary of the Technical Reports in the Prospectus and the Registration Statement or incorporated by reference therein.

The undersigned hereby confirms that:

(i)	the undersigned has read the Prospectus and the Registration Statement, including the extracts from or a summary of the Technical Reports in the Prospectus and the Registration Statement or incorporated by reference therein; and

(ii)	the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Prospectus and the Registration Statement or incorporated by reference therein that is derived from the Technical Reports or that is within the undersigned’s knowledge as a result of the services performed by the undersigned in connection with the Technical Reports.

Dated: June 16, 2023

/s/ Donald P. Gray, SME-RM
Donald P. Gray, SME-RM